JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from March 1, 2011 to August 31, 2011

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 3/2/2011
Issuer Health Care REIT, Inc. (HCN) Secondary
Cusip 42217K10
Shares 64,200
Offering Price $49.25
Spread $1.97
Cost $3,161,850
Dealer Executing Trade UBS Securities LLC
% of Offering  purchased by firm 3.14%
Syndicate Members UBS Investment Bank, BofA Merrill Lynch, Barclays Capital,
Deutsche Bank Securities, J.P. Morgan, Wells Fargo Securities, KeyBanc
Capital Markets, Credit Agricole CIB, Raymond James, Stifel Nicolaus Weisel,
BMO Capital Markets, Morgan Keegan, Comerica Securities, PNC Capital Markets
LLC, RBS
Fund JPMorgan Realty Income Fund
Trade Date 3/22/2011
Issuer HCP, Inc. (HCP) Secondary
Cusip 40414L10
Shares 59,200
Offering Price $36.90
Spread $1.11
Cost $2,184,480
Dealer Executing Trade Merrill Lynch & Co Inc.
% of Offering  purchased by firm 2.41%
Syndicate Members BofA Merrill Lynch, Citi, J.P. Morgan, UBS Investment Bank,
Wells Fargo Securities, Credit Agricole CIB, Credit Suisse, Goldman, Sachs &
Co., Morgan Stanley, BNY Mellon Capital Markets, LLC, KeyBanc Capital, PNC
Capital Markets LLC, Piper Jaffray, RBS, Scotia Capital, SunTrust Robinson
Humphrey, Morgan Keegan, CSCA, Morgan Keegan
Fund JPMorgan Realty Income Fund
Trade Date 4/6/2011
Issuer Kilroy Realty Corporation (KRC) Secondary
Cusip 49427F10
Shares 21,600
Offering Price $38.25
Spread $1.53
Cost $826,200
Dealer Executing Trade Merrill Lynch & Co Inc.
% of Offering  purchased by firm 1.49%
Syndicate Members BofA Merrill Lynch, Barclays Capital, J.P. Morgan, RBC
Capital Markets, Comerica Securities, KeyBanc Capital Markets, Mitsubishi UFJ
Securities, Piper Jaffray, PNC Capital Markets LLC
Fund JPMorgan Realty Income Fund
Trade Date 5/6/2011
Issuer BRE Properties Inc. (BRE) Secondary
Cusip 05564E10
Shares 18,700
Offering Price $48.00
Spread $1.92
Cost $897,600
Dealer Executing Trade Wells Fargo Advisors LLC
% of Offering  purchased by firm 0.43%
Syndicate Members Wells Fargo Securities, BofA Merrill Lynch, J.P. Morgan,
Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Keegan, RBS, UBS
Investment Bank, Mitsubishi UFJ Securities, Morgan Stanley, Piper Jaffray,
PNC Capital Markets LLC, The Williams Capital Group, L.P.
Fund JPMorgan Realty Income Fund
Trade Date 6/23/2011
Issuer Prologis, Inc. (PLD) Secondary
Cusip 74340W10
Shares 51,500
Offering Price $33.50
Spread $1.26
Cost $1,725,250
Dealer Executing Trade Merrill Lynch & Co Inc.
% of Offering  purchased by firm 5.06%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Citi, Deutsche Bank
Securities, Goldman, Sachs & Co., Morgan Stanley, ING, RBC Capital Markets,
RBS, SMBC Nikko, Credit Agricole CIB, Credit Suisse, HSBC, Scotia Capital,
BBVA, Mitsubishi UFJ Securities, PNC Capital Markets LLC, Piper Jaffray
Fund JPMorgan Realty Income Fund
Trade Date 7/13/2011
Issuer UDR, Inc. (UDR) Secondary
Cusip 90265310
Shares 78,200
Offering Price $25.00
Spread $1.00
Cost $1,955,000
Dealer Executing Trade Wells Fargo Advisors LLC
% of Offering  purchased by firm 4.04%
Syndicate Members BofA Merrill Lynch, J.P. Morgan, Morgan Stanley, Wells
Fargo Securities, Evercore Partners, Mitsubishi UFJ Securities, Piper
Jaffray, PNC Capital Markets LLC, RBC Capital Markets
Fund JPMorgan Realty Income Fund
Trade Date 8/17/2011
Issuer AvalonBay Communities, Inc. (AVB) Secondary
Cusip 05348410
Shares 14,900
Offering Price $128.25
Spread $4.49
Cost $1,910,925
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 7.88%
Syndicate Members Morgan Stanley, BofA Merrill Lynch, J.P. Morgan, Barclays
Capital, Deutsche Bank Securities, UBS Investment Bank, Wells Fargo
Securities